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                     INVESTMENT ADVISORY AGREEMENT

                                                           October 4, 1993



Bank Julius Baer & Co., Ltd.
330 Madison Avenue
New York, New York 10017

Dear Sirs:

     BJB Investment Funds (the "Trust"), a business trust organized under the law of The Commonwealth of Massachusetts, herewith confirms its agreement with Bank Julius Baer & Co., Ltd., New York branch (the "Adviser"), regarding investment advisory services to be provided by the Adviser in connection with the Trust's BJB International Equity Fund (the "Fund") as follows:

     1. Investment Description; Appointment

     The Trust desires to employ the Fund's capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Trust's Master Trust Agreement, as the same may from time to time be amended, and in its Registration Statement as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Registration Statement and Master Trust Agreement have been or will be submitted to the Adviser. The Trust agrees to provide copies of all amendments to the Trust's Registration Statement and Master Trust Agreement to the Adviser on an on-going basis. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser and servicing agent to the Fund. The Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

     2. Services as Investment Adviser

     Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will (a) act in accordance with the Trust's Master Trust Agreement, the Investment Company Act of 1940 and the Investment Advisors Act of 1940, as the same from time to time be amended, (b) manage the Fund's assets in accordance with its investment objective and policies as stated in the Trust's Registration Statement as from time to time in effect, (c) make investment decisions and exercise voting rights in respect of portfolio securities for the Fund and (d) place purchase and sale orders on behalf of the Fund. In providing these services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with

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whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

     3. Services as Servicing Agent.

     Subject to the supervision and direction of the Board of Trustees of the Trust, The Adviser undertakes to perform the following administrative and shareholder services to the extent that no other party is obligated to perform them on behalf of the Fund:

          (a) Furnishing certain internal executive and administrative services; responding to shareholder inquiries; and providing stationery and office supplies in connection with the foregoing;

          (b) Providing the Fund with office space (which may be in The Adviser's own offices);

          (c) Furnishing certain corporate secretarial services, including assisting in the preparation of materials for meetings of the Board of Trustees;

          (d) Coordinating and preparation of proxy statements and annual and semi-annual reports to the Fund's shareholders;

          (e) Assisting in the preparation of the Fund's tax returns;

          (f) Assisting in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures for monitoring compliance with the Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

          (g) Acting as liaison between the Fund and the Fund's independent public accountants, counsel, custodian or custodians, administrator and transfer and dividend-paying agent and registrar, and taking all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to each of them; and

          (h) Furnishing to the Board of Trustees quarterly written reports which set out the amounts expended under the Distribution and Shareholder Services Plans and the purposes for which those expenditures were made.

     In performing all services under this Agreement, The Adviser shall act in conformity with applicable law, the Trust's Master Trust Agreement and By-Laws, and all amendments thereto, and the investment objective, investment policies and other practices and policies set forth in the Trust's Registration Statement, as such Registration Statement and practices and policies may be amended from time to time.

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     4. Brokerage

     In executing transactions for the Fund and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

     5. Information Provided to the Trust

     The Adviser will use its best efforts to keep the Trust informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Trust from time to time whatever information the Adviser believes is appropriate for this purpose.

     6. Standard of Care

     The Adviser shall exercise its best judgment in rendering the services described in paragraphs 2, 3, 4 and 5 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The Fund will indemnify the Adviser against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Adviser. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of non-party trustees who are not "interested persons" of the Trust or (b) an independent legal counsel in a written opinion.

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     7. Compensation

     (a) In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser after the end of each calendar quarter thereafter a fee for the previous quarter calculated at an annual rate of 1.00% of the Fund's average daily net assets. The fee for the period from the date Post-Effective Amendment No. 3 is declared effective by the Securities and Exchange Commission to the end of the first calendar quarter during which such Post-Effective Amendment is declared effective shall be pro-rated according to the proportion that such period bears to the full quarterly period.

     (b) Upon any termination of this Agreement before the end of a quarter, the fee for such part of that quarter shall be prorated according to the proportion that such period bears to the full quarterly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement as from time to time in effect.

     8. Expenses

     The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management and administration of the Fund, as well as the fees of all Trustees of the Trust who are affiliated with the Adviser or any of its affiliates. The Fund will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage costs and commissions; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, the Fund's distributor or administrator or any of their affiliates; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of the custodian, any subcustodians, and transfer and dividend-paying agents; insurance premiums; outside auditing, pricing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of printing stock certificates; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; membership fees in trade associations; litigation and other extraordinary or non-recurring expenses. In addition, the Fund will pay distribution fees pursuant to a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended, and pursuant to a Shareholder Services Plan.

     9. Reimbursement to the Fund

     If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's sub-advisory agreement, but excluding distribution fees, interest, taxes, brokerage and, if permitted by state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Adviser will

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reimburse the Fund for such excess expenses in the same proportion as its fees under this Agreement bear to the combined fees for investment advice and sub-investment advice. The Adviser's expense reimbursement obligation will be limited to the amount of its fees received pursuant to this Agreement. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     10. Services to Other Companies or Accounts

     The Trust understands that the Adviser now acts, will continue to act, or may in the future act, as investment adviser to fiduciary and other managed accounts or as investment adviser to one or more other investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Trust recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     11. Term of Agreement

     This Agreement shall become effective as of the date the Fund commences its investment operations and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice, by the Adviser.

This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

     12. Representation by the Trust


     The Trust represents that copy of its Master Trust Agreement, dated April 30, 1992 together with all amendments thereto, is on file in the office of the Secretary of The Commonwealth of Massachusetts.

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     13. Limitation of Liability

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Fund, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the sole shareholder of Fund shares and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and not upon the assets and property of any other sub-trust of the Trust.

     14. Miscellaneous

     If the Adviser ceases to act as investment adviser to the Fund, the Trust agrees that, at the request of the Adviser, the Trust's license to use "BJB" or any variation thereof indicating a connection to the Adviser will terminate and that the Trust will take all necessary action to change the names of the Trust and the Fund to names that do not include "BJB" or any such variation.

     15. Entire Agreement

     This Agreement constitutes the entire agreement between the parties hereto.

     16. Governing Law

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York without giving effect to the conflicts of laws principles thereof.

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     If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                                        Very truly yours,

                                        BJB INVESTMENT FUNDS

                                        By:     /s/ David E. Bodner
                                            ----------------------------
                                            Name:   David E. Bodner
                                            Title:  President


Accepted:

BANK JULIUS BAER & CO., LTD.

By:       /s/ Peter Wild
    ----------------------------
    Name:   Peter Wild
    Title:  Sr. Vice President

By:      /s/ John Morris
    ----------------------------
    Name:   John Morris
    Title:  Sr. Vice President

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